UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 3, 2013

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Execution of Employment Agreements

On May 7 and May 3, 2013, Joseph R. Tomkinson, Chief Executive Officer, and William S. Ashmore, President, executed, respectively, new employment agreements with Impac Mortgage Holdings, Inc. (the “Company”).  The agreements are effective as of January 1, 2013 and continue through December 31, 2015, unless terminated earlier, and may be extended by mutual written agreement of the officer and the Company.

Base Salary, Annual Bonus and Other Compensation.  The base salary for each of Messrs.  Tomkinson and Ashmore is $600,000 per year and each is eligible to receive an annual bonus in an amount equal to 7.5% of the Company’s adjusted net earnings (the “Annual Bonus”). The Annual Bonus is subject to a cap in any calendar year in an amount equal to 2.5 times annual base salary; provided that there will be no cap on the Annual Bonus if the officer pre-elects on or before December 31 of the prior year to receive 5.0% of adjusted net earnings during a year.  The officers may elect to defer any portion of his base salary, bonuses or incentive compensation into an approved Company-sponsored deferred compensation plan.

An amount equal to 80% of the estimated Annual Bonus will be paid within 10 days after the Company has determined its adjusted net earnings for the year for which the annual bonus is to be paid and the remaining amount will be finally calculated and paid within 10 days after the release of the Company’s audited financial statements for the year. The Annual Bonus is required to be paid by the Company by December 31 of the calendar year immediately following the year for which adjusted net earnings is determined for purposes of the Annual Bonus.  If it is determined that any bonus or incentive compensation is underpaid or overpaid to the officer, then the Company will either pay the amount owed within 15 days after the determination is made by the Compensation Committee of the Board of Directors or offset an overpayment against the officer’s next bonus or incentive compensation payments or require the officer to repay such amounts, as applicable.

For purposes of the Annual Bonus, “adjusted net earnings” means the net earnings (loss) attributable to common stockholders excluding (1) any adjustment relating to change in fair value of net trust assets, change in fair value of long-term debt (including preferred stock) and noncash level yield long-term debt, (ii) any accrual already made with respect to the officer’s bonus compensation, (iii) any charge relating to amortization of deferred charges, and (iv) any adjustment relating to lower of cost or market and repurchase liability of the discontinued operations.

Messrs. Tomkinson and Ashmore are also eligible to receive paid vacation, an annual car allowance of $1,200 per month, participate in the Company’s health and other benefit plans, be reimbursed for reasonable and necessary business and entertainment expenses, and receive other benefits at the discretion of the Board of Directors.  Each officer is prohibited, without approval from the Board of Directors, from receiving compensation, directly or indirectly, from any company with whom the Company or any of its affiliates has any financial, business, or affiliated relationship.   Any amounts paid to the officer are subject to any claw back policy that the Company is required to adopt pursuant to listing standards of any national securities exchange or as otherwise required under applicable law.

Severance Compensation.  If either Mr. Tomkinson’s or Mr. Ashmore’s employment is terminated (a) by the Company for cause, (b) voluntarily by such officer, (c) as a result of such officer’s death, (d) by mutual agreement of the parties, or (e) such officer is declared legally incompetent or he has a mental or physical condition that can reasonably be expected to prevent him from carrying out his essential duties for more than six months, then such officer will be entitled to receive the following:

(i) base salary earned through the termination date;

(ii) Annual Bonus prorated through the termination date; with 80% of the amount due relating to the Annual Bonus paid upon termination and the balance paid after the preparation of the Company’s audited financial statements;

(iii) any expense reimbursements due and owing for reasonable and necessary business and entertainment expenses; and

(iv) the dollar value of accrued and unused paid time off.

If either officer is terminated (a) without cause or (b) resigns with good reason, such officer will also receive the following severance payments:

(i) the lesser of 18 months of base salary or the base salary payable through the balance of the employment contract term with (A) the lesser of 12 months of base salary or the balance through the employment contract term paid, and (B) the lesser of six months of base salary or the balance through the employment contract term paid over the six-month period from the termination date, in each case to be paid after the officer executes a waiver and release agreement within 52 days of the termination date;

(ii) incentive compensation whereby 80% of the Annual Bonus earned as of the termination date will be paid on the termination date and the remaining 20% will be paid after calculation of the Company’s audited financial statements on or before December 31 of that year; and

(iii) health insurance benefits for 18 months following the termination date.

Each officer has agreed that if he is terminated without cause or resigns for good reason, he will not compete with the Company during the 18 months after termination, provided that the agreement not to compete will be waived if the officer foregoes the severance compensation.

Termination with cause, which will be determined only by an affirmative majority vote of the Board of Directors (not including the officer if he is a director), includes (a) conviction of, or entry of plea of nolo contendere to, a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure by the officer to perform his duties after notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, or (d) material breach by the officer of the terms of the employment agreement or any other obligation.

Good reason includes (a) material changes to employee’s duties without his prior written consent, (b) relocation, without his prior written consent, of the place of principal performance of such officer’s responsibilities and duties to a location more than 65 miles away, (c) a material breach by the Company of the terms of the employment agreement, including a material reduction of the officer’s base salary, or (d) failure by the Company to obtain from any acquirer of the Company an agreement to assume the employment agreement prior to an acquisition. Each of Messrs. Tomkinson and Ashmore may terminate his employment for good reason upon providing the Company at least 90 days prior written notice and the Company ahs a reasonable time to cure.

Change of Control.  The employment agreements will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company’s assets. In the event of any such change of control, the surviving entity or transferee would be bound by the employment agreements.

The foregoing description of the material terms of the Employment Agreements for Joseph Tomkinson and William Ashmore is qualified in its entirety by reference to the full text of the Employment Agreements, each of which is filed herewith as an exhibit and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement effective as of January 1, 2013 between Impac Mortgage Holdings, Inc. and Joseph Tomkinson
10.2	Employment Agreement effective as of January 1, 2013 between Impac Mortgage Holdings, Inc. and William Ashmore

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 9, 2013

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement effective as of January 1, 2013 between Impac Mortgage Holdings, Inc. and Joseph Tomkinson
10.2	Employment Agreement effective as of January 1, 2013 between Impac Mortgage Holdings, Inc. and William Ashmore